Exhibit 99.2

Execution Copy

(February 9, 2005 )

ATTORNEY GENERAL OF THE STATE OF NEW YORK BUREAU OF INVESTMENT PROTECTION

In the Matter of

COLUMBIA MANAGEMENT ADVISORS, INC. AND COLUMBIA FUNDS DISTRIBUTOR, INC.

ASSURANCE OF DISCONTINUANCE

PURSUANT TO EXECUTIVE LAW § 63(15)

WHEREAS, pursuant to the provisions of the Martin Act (Article 23-A of the General Business Law), Eliot Spitzer, Attorney General of the State of New York, commenced an investigation in August 2003 into the practices, procedures and conduct of Columbia Management Advisors, Inc. and its predecessors entities (individually and collectively, “Columbia Advisors”) and Columbia Funds Distributor, Inc. (“Columbia Distributor”)(individually and collectively, “Respondents”) during the period 1998 through September 2003 respecting market timing of mutual funds;1

WHEREAS, the investigation was conducted in cooperation with an investigation by the U.S. Securities and Exchange Commission (“SEC”) of Respondents;

[1]	“Market timing” refers to the practice of short-term investing in mutual fund shares and/or the exploitation of pricing inefficiencies in mutual fund share pricing.

WHEREAS, Respondents Columbia Advisors and Columbia Distributor were indirect subsidiaries of FleetBoston Financial Corporation (“Fleet”), the nation’s seventh largest financial holding company;

WHEREAS, Respondents Columbia Advisors and Columbia Distributor were indirect subsidiaries of FleetBoston Financial Corporation (“Fleet”), the nation’s seventh largest financial holding company;

WHEREAS, Columbia Advisors, an Oregon corporation, is a wholly-owned subsidiary of Columbia Management Group Inc., which during the relevant period was a wholly-owned subsidiary of Fleet National Bank, which was a subsidiary of Fleet. Fleet during that period was a publicly owned holding company traded on the New York Stock Exchange. Columbia Advisors has been a registered investment adviser since 1969. In connection with its purchase of Liberty Financial Group (“Liberty”) in November 2001, Fleet acquired various Liberty fund groups and investment advisers. In April 2003, most of these entities were merged with Fleet Investment Advisors Inc. into Columbia Advisors. Columbia Advisors serves as the investment adviser to approximately 140 mutual funds in the Columbia family of funds (“Columbia Funds”).2 Throughout the relevant time period, shares of Columbia Funds were continuously offered and sold to the public.

WHEREAS, Columbia Distributor, a Massachusetts corporation, is a wholly-owned subsidiary of Columbia Management Group, Inc. Columbia Distributor has been a registered broker-dealer since 1992. It acts as the principal underwriter and distributor for the Columbia Funds and certain other mutual funds. Before Fleet acquired Liberty in November 2001, the entity was known as Liberty Funds Distributor, Inc. (“Liberty Distributor”).

WHEREAS, in the course of the Investigation, numerous witnesses were interviewed and/or deposed and extensive documentary evidence was reviewed;

WHEREAS, Respondents have cooperated in the Investigation by producing documentary evidence and witnesses and identifying evidence relevant to the Investigation;

WHEREAS, the Investigation revealed that certain practices by Respondents have violated the Martin Act, Executive Law § 63(12), and the General Business Law § 349;

WHEREAS, Respondents have advised regulators of their desire to resolve the Investigation;

[2]	The term “Columbia Funds” also includes the Wanger Advisors Trust Mutual Funds and Acorn Mutual Funds (the “W-A Funds”) which were and are managed by Columbia-Wanger Asset Management, LP (“CWAM”).

WHEREAS, Columbia Advisors, CWAM, and Columbia Distributor have undertaken to reduce the management fees charged to certain Columbia Funds distributed to retail investors in the United States;

WHEREAS, Columbia Advisors agrees not to manage or advise the Columbia Funds unless the Columbia Funds agree to and do implement certain changes with respect to the corporate governance of the Columbia Funds, and to maintain a certain compliance and ethics corporate structure;

WHEREAS, Respondents agree to make certain payments; and

WHEREAS, the Attorney General finds the following sanctions appropriate and in the public interest and Respondents agree to the sanctions provided herein;

NOW THEREFORE, the Attorney General, based upon the Investigation, makes the following findings:

FINDINGS

Summary

1. From at least 1998 through October 2003, Columbia Advisors, and some of its predecessor entities, the investment adviser to over 140 of the mutual funds in the Columbia mutual funds complex (the “Columbia Funds”), and Columbia Distributor, the principal underwriter and distributor of those funds, violated the anti-fraud provisions of the Martin Act, the Executive Law § 63(12), and the General Business Law § 349 by allowing certain preferred customers to engage in short-term or excessive trading. This trading was contrary to the restrictions and/or representations set forth in the Columbia Funds’ prospectuses, and was detrimental to Columbia Funds’ shareholders, but benefited Respondents who did not disclose these trading arrangements to fund shareholders or to fund trustees.

2. During this period, Columbia Distributor entered into arrangements with at least nine companies and individuals, allowing them to engage in frequent short-term trading in at least seven of the Columbia Funds, including international funds and a fund aimed at young investors.

The aggregate trading that occurred totaled hundreds of millions of dollars. In some cases, Columbia Distributor required investors who wished to engage in frequent short-term trading in certain funds to place long-term or “sticky” assets in other funds. After entering into these arrangements, the nine companies and individuals engaged in frequent short-term or excessive trading in at least sixteen different Columbia Funds. In addition to trading made pursuant to these specific arrangements, Respondents allowed or failed to prevent hundreds of other accounts from engaging in a practice of short-term or excessive trading in a broad range of funds. They failed to prevent employees of their parent corporation, Fleet, and affiliated entities, from engaging in frequent trading in Columbia Funds through Fleet’s 401(k) plan. Such short-term and excessive trading benefited Columbia Advisors and Columbia Distributor, by increasing management fees and distributor compensation, but posed risks for investors in the funds in which short-term trading was allowed. In breach of its fiduciary duty, Columbia Advisors knew and approved of all but one of the short-term trading arrangements, and allowed the arrangements to continue.

3. Throughout the relevant period, the Respondents never disclosed to the long-term shareholders or to the independent trustees of the Columbia Funds the special arrangements they made with these short-term or excessive traders and the potential harm these arrangements posed to the relevant Columbia Funds. The Respondents also did not disclose the resulting conflicts of interest these arrangements created between Columbia Advisors and its clients.

4. Many of these arrangements and the trades made pursuant to them, as well as the trades that were the result of a practice of short-term and excessive trading Respondents allowed or did not prevent, were directly contrary to representations Respondents made in fund prospectuses that the funds did not permit short-term or excessive trading. In some other cases, the short-term trading pursuant to the arrangements and otherwise was contrary to prospectus representations that the funds in question would allow no more than three or four exchanges or telephone exchanges per fund per year.

5. By increasing assets under management, the trading arrangements increased the advisory fees earned by Columbia Advisors, and the trading arrangements increased the compensation paid to Columbia Distributor. By placing their own interest in generating compensation from short-term or excessive trading above the interests of long-term shareholders to whom this trading posed a risk of harm, and by failing to disclose these arrangements and trading and the conflicts of interest they created, Respondents engaged in fraudulent conduct and Respondent Columbia Advisors breached its fiduciary duty to act at all times in the best interests of the Columbia Funds’ shareholders.

Facts

Introduction: The Prospectus Disclosures

6. The Columbia Funds are a group of funds whose advisers were controlled by Fleet during the relevant period. This group includes several funds (e.g., the Newport and Stein-Roe fund groups) that were managed by subsidiaries of Liberty until late 2001, when certain management assets of Liberty were acquired by Fleet. By September 2003, the names of most of the fund groups managed by Fleet affiliates had been changed so that almost all were uniformly referred to by the name Columbia.

7. Market timing includes (a) frequent buying and selling of shares of the same mutual fund or (b) buying or selling mutual fund shares in order to exploit inefficiencies in mutual fund pricing. Market timing can harm other mutual fund shareholders because it can dilute the value of their shares, if the market timer is exploiting pricing inefficiencies, or disrupt the management of the mutual fund’s investment portfolio and can cause the targeted mutual fund to incur costs borne by other shareholders to accommodate frequent buying and selling of shares by the market timer.

8. During the relevant period, the Columbia Funds made certain prospectus disclosures relating to market timing. From 1998 through 2000, the prospectuses for some of the Columbia

Funds contained disclosures stating that generally shareholders would be limited in the number of exchanges or telephone exchanges they could make during a given year.

9. In the fall of 2000, a number of the Columbia Funds then advised by subsidiaries of Liberty began including in their respective prospectuses the following disclosure (the “Prohibition”):

The Fund does not permit short-term or excessive trading in its shares. Excessive purchases, redemptions or exchanges of Fund shares disrupt portfolio management and increase Fund expenses. In order to promote the best interests of the Fund, the Fund reserves the right to reject any purchase order or exchange request particularly from market timers or investors who, in the advisor’s opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to the Fund. The funds into which you would like to exchange may also reject your request.

10. By the spring of 2001, the rest of the Columbia Funds belonging to Liberty began including the Prohibition in their prospectuses. Columbia Advisors retained this disclosure language upon Fleet’s acquisition of Liberty, and in early 2002, adopted the same disclosure for most of the funds that had been advised by subsidiaries of Fleet prior to the acquisition. In the Spring of 2003, Columbia Advisors amended the Prohibition language in certain of the prospectuses to make clear that other funds distributed by Columbia Distributor similarly reserved the right to reject trade requests from market timers or investors with a pattern of short-term or excessive trading.

Respondents Agreed to Allow Short-Term or

Excessive Trading In Columbia Funds

11. During the period from at least 1998 until summer 2003, Columbia Distributor managers entered into at least nine arrangements with investment advisers, hedge funds, brokers and individual investors allowing them to engage in frequent trading in particular mutual funds. All but one of these investors made multiple “round trips” per month (each round trip consisting of a purchase and subsequent sale of some or all of the purchase amount, or an exchange into the fund followed by an exchange out of the fund of some or all of the initial exchange amount) and some made hundreds of round trips during this approximately six-year period, resulting in up to $142 million in assets at one time being present in the funds pursuant to these arrangements, and in total round trip activity (purchases, sales, and exchanges) pursuant to these arrangements of over $5 billion. Further, a substantial portion of this trading was directly contrary to the prospectus disclosure for the funds in which it occurred.

A.	Ilytat Arrangement and Trading

12. From April 2000 through October 2002, Ilytat, L.P., a San Francisco hedge fund, and its affiliates (“Ilytat”) made almost 350 round trips in seven international Columbia Funds. A substantial number of these trades were made pursuant to an arrangement with Columbia Distributor approved by Columbia Advisors, which allowed Ilytat to engage in frequent and short-term trading in the Newport Tiger Fund (the “Newport Tiger Fund”), an Asian equity fund.

13. Through 2000 and early 2001, the prospectus for the Newport Tiger Fund noted that “[s]hort-term ‘market timers’ who engage in frequent purchases and redemptions can disrupt the Fund’s investment program and create additional transaction costs that are borne by all shareholders.” Starting in May 2001, the prospectus included the Prohibition representation.

14. Notwithstanding the language in the prospectus, Columbia Distributor, with the approval of the Newport Tiger Fund’s portfolio manager, allowed Ilytat, which it identified as a market timer, to enter into an arrangement under which Ilytat was to place $20 million in the Newport Tiger Fund, with two-thirds of that amount to remain static and one-third to be actively traded. Neither the portfolio manager nor any other employee of Columbia Advisors or Columbia Distributor conducted any analysis to determine whether shareholders of the fund would be harmed by Ilytat’s transactions. According to internal calculations for the Newport Tiger Fund, Ilytat made purchases or exchanges totaling over $133 million in the fund in 2000 and redeemed $104 million. Further, during the first five months of 2001, Ilytat’s purchases or exchanges accounted for $72 million out of the $204 million in total purchases made by all investors in the Newport Tiger Fund. During the same five-month period, Ilytat made redemptions totaling $60 million.

15. Beginning in October 2000, the portfolio manager for the Newport Tiger Fund began to express concern about Ilytat’s trading in the fund and repeatedly wrote to the co-president of Columbia Distributor expressing his concern about Ilytat’s trading activity and the harm that this trading activity could cause to the fund and its investors. By June 2000, the head of Columbia Advisors became concerned that Ilytat appeared to be making weekly trades of $7 million in and out of the Newport Tiger Fund. Notwithstanding these concerns, Ilytat was allowed to continue trading in the Newport Tiger Fund until September 2002. During the 30 months from April 2000 to September 2002 during which it actively traded in the Newport Tiger Fund, Ilytat made almost 90 round trips in amounts of up to $13 million. This activity included over 30 round trips during the period from May 2001 through September 2002, when the fund’s prospectus contained the Prohibition representation.

16. From September 1998 through October 2003 Ilytat also traded extensively in multiple other Columbia funds, including the Acorn International Fund (making at least 73 round trips); the Acorn International Select Fund (making at least 60 round trips); the Stein Roe International Fund (making over 80 round trips in a three-month period); the Newport International Equity Fund (making approximately 19 round trips during a five-month period) and the Columbia International Equity Fund (making at least 10 round trips). Over 50 of the round trips in these funds took place after the funds had adopted the Prohibition.

B.	Ritchie Arrangement and Trading

17. From January 2000 through September 2003, Ritchie Capital Management, Inc. (“Ritchie”), a hedge fund manager, traded frequently in two Columbia Funds: the Newport Tiger Fund (during January 2000 through October 2002) and the Columbia Growth Stock Fund (formerly the Stein Roe Advisor Growth Stock Fund) (“Growth Stock Fund”), a large cap fund, during June 2002 through September 2003.

18. Ritchie made most of its trades in the Newport Tiger Fund. During the period from January 2000 through April 2001, notwithstanding the language in the fund’s prospectus (set forth in paragraph 9 above) regarding the potential harm caused by short-term market timers,

Ritchie made over 150 round trips. In addition, from May 2001 through September 2002, Ritchie made over 100 trades in the Newport Tiger Fund even though the prospectus included the Prohibition representation during this period.

19. In 2001, a Senior Vice President of Columbia Distributor met with Ritchie’s principals and discussed the possibility of Ritchie placing “long-term” assets in a fixed income fund “to offset their activity in Tiger.” At the time, Ritchie’s $52 million position in the Newport Tiger Fund accounted for nearly 10% of the fund’s $525 million in assets.

20. In early 2002, Ritchie began negotiating with Columbia Distributor an arrangement to actively trade the Growth Stock Fund, which by then included the Prohibition disclosure in its prospectus. Ritchie’s initial proposal was to place up to $200 million in the fund (which at that time had a total asset value of approximately $776 million), with the ability to trade up to half of that amount every day. Columbia Distributor countered with a proposal to keep 90% of the investment in place for 90 days, with no limit on trades of the remaining 10%. Columbia Advisors’ portfolio manager for the fund was aware of these negotiations and supported Ritchie’s proposal. In June 2002, Ritchie began trading in the Growth Stock fund, making five round trips in two months in amounts of up to $7 million.

21. In early 2003, Ritchie entered into a “sticky-asset” arrangement with Columbia Distributor under which it agreed to place $20 million in the Growth Stock Fund, trade up to $2 million at a time with no limits on the number of trades per month, and place another $10 million in the Columbia Short Term Bond Fund as a “static” (non-trading) asset. The portfolio manager for the Growth Stock Fund approved the arrangement, and the co-president of Columbia Distributor knew of and acquiesced in it. Neither the portfolio manager nor any other employee of Columbia Advisors or Columbia Distributor conducted any analysis to determine whether shareholders of these funds would be harmed by the transactions. Overall, pursuant to its arrangements with Columbia Distributor and contrary to Columbia Advisors’ Prohibition representation in the fund’s prospectus, Ritchie made approximately 18 round trips in the Growth Stock Fund from June 2002 through September 2003.

C.	Stern Arrangements and Trading

22. During late 2002 and early 2003, entities controlled by Edward Stern (“Stern”) negotiated trading arrangements with Columbia Distributor through two intermediaries. In early 2003, Epic Advisors, on behalf of Stern’s Canary Investment Management firm, entered into an arrangement with Columbia Distributor, approved by its National Sales Manager, under which Stern entities agreed to make investments in three funds (the Columbia Growth & Income Fund, the Columbia Select Value Fund, and the Growth Stock Fund), totaling $37 million. Despite the fact that Columbia Advisors had included the Prohibition disclosure in the prospectus for each of these three funds, the arrangement permitted Stern entities to make three round trips per month in each fund. Stern was permitted to make one or two round trips in each account in March and early April. Thereafter, no more orders were received and Columbia Advisors placed “stops” on the accounts which prevented further trading in the accounts.

23. In late 2002 or early 2003, Stern also entered into an arrangement with Columbia Distributor pursuant to which he placed $5 million in the Columbia High Yield Fund (the “High Yield Fund”), a high-yield bond fund. Despite the fact that Columbia Advisors had included the Prohibition disclosure in the prospectus for the High Yield Fund, Stern was permitted to make one round trip each month in the fund. The portfolio manager for the High Yield Fund approved the arrangement. During the period from November 2002 through July 2003, Stern made seven round trips in an average amount of $2.5 million.

D.	Calugar Arrangement and Trading

24. In or around April 1999, Daniel Calugar (“Calugar”) reached an arrangement with Columbia Distributor allowing him to place up to $50 million in the Columbia Young Investor Fund (“Young Investor Fund”), a fund targeting investments by children with an “educational objective to teach children about mutual funds,” and the Growth Stock Fund, with permission to make one round trip per month using his entire position. The portfolio manager for the Growth Stock Fund, as well as Columbia Distributor’s Managing Director of National Accounts and one of its Senior Vice Presidents, approved the arrangement. Neither the portfolio manager nor any other employee of Columbia Advisors or Columbia Distributor conducted any analysis to determine whether shareholders of these funds would be harmed by Calugar’s transactions.

25. In 2000, Calugar, on average, made more than one round trip every trading day in various of the Columbia Funds. Throughout the year, Calugar made over 200 round trips in the Young Investor Fund, placing trades of up to $2.3 million at a time, and during the four-month period from January 2000 through April 2000, he also made at least 13 round trips in the Stein Roe International Fund.

26. During the period from January 2000 through February 2001, Calugar also made nearly 70 round trips in the Growth Stock Fund, placing trades of up to $4 million at a time. Throughout 2000 and into January 2001, he also made approximately 20 round trips in the Newport International Equity Fund, in amounts of up to $6.6 million.

E.	Giacalone Arrangement and Trading

27. In late 2000, Columbia Distributor, with the approval of its Co-President, entered into a “sticky-asset” arrangement with Sal Giacalone (“Giacalone”). Under the arrangement, which was approved by the head of the Newport Fund Group at the time, Giacalone was allowed to make four round trips per month of up to $15 million in the Newport Tiger fund. In return, Giacalone was required to place $5 million in “long term assets” in Acorn Funds. Neither the head of the Newport Fund Group nor any other employee of Columbia Advisors or Columbia Distributor conducted any analysis to determine whether shareholders of the fund would be harmed by Giacalone’s transactions.

28. Notwithstanding the supposed terms of his arrangement and the language in the prospectus discussing the potential harm caused by short-term market timers, Giacalone made a total of 43 round trips in the Newport Tiger Fund during six months of trading from November 2000 through April 2001. During the first two months of 2001 alone, Giacalone made at least 30 round trips in amounts of up to $4.7 million.

F.	D.R. Loeser Arrangement and Trading

29. In late 1998, Columbia Distributor entered into an arrangement with D. R. Loeser (“Loeser”), a registered investment adviser, allowing Loeser to make five round trips per month of up to $8 million in the Growth Stock Fund. A Senior Vice President of Columbia Distributor, the President of the Stein-Roe fund complex, which managed the Growth Stock Fund at that time, and the Growth Stock Fund portfolio manager all approved this arrangement. Neither these individuals, nor any other employee of Columbia Advisors or Columbia Distributor conducted any analysis to determine whether shareholders of the fund would be harmed by Loeser’s trading.

30. During the first five months of 2000, Loeser made approximately 20 round trips in the Growth Stock Fund and another 20 round trips in the Young Investor Fund.

G.	Signalert Arrangement and Trading

31. Beginning in 1999, Signalert, a registered investment adviser, began trading in Columbia Funds under arrangements with Columbia Distributor. Initially, Signalert was allowed to invest $7.5 million in the Growth Stock Fund and $7.5 million in the Young Investor Fund, with the ability to make up to 10 round trips annually in each of these two funds. Under the arrangement, Signalert was also to place $5 million in each of six other funds, trading just once a quarter.

32. Columbia Distributor senior management later sought to increase the size of Signalert’s investments. In late 1999, as part of a “sticky-asset” arrangement, Signalert agreed to place an additional $10 million in the Growth Stock and Young Investor funds, and to invest and maintain other assets in a money market fund, thereby allowing Columbia Advisors to generate a management fee from those assets. In return, Columbia Distributor allowed Signalert to make up to 12 round trips per year in each fund. The portfolio manager for the Growth Stock Fund, who was also the co-manager for the Young Investor Fund, approved this arrangement. Neither the portfolio manager nor any other employee of Columbia Advisors or Columbia Distributor conducted any analysis to determine whether shareholders of these funds would be harmed by Signalert’s trading.

33. During the first 11 months of 2000, notwithstanding the supposed terms of the arrangement, Signalert made over 60 round trips in the two funds, one every one to two weeks. Overall, during the period 2000-2001, Signalert made more than 50 round trips in the Growth Stock Fund and approximately 50 round trips in the Young Investor Fund. Moreover, as of February 2001, Columbia Advisors had represented by way of the Prohibition disclosures in the prospectuses for these funds that short-term or excessive trading would not be permitted. Yet, from February 2001 through August 2001, Signalert made 20 round trips in the Young Investor Fund. It also made over 20 round trips in the Growth Stock Fund from February 2001 through December 2001.

34. Signalert also began trading in four additional funds: the Stein Roe Income Fund (a bond fund), the Acorn Fund (a small to mid cap fund), the Galaxy Equity Value Fund (a large cap fund), and the Galaxy Growth & Income Fund. Despite the fact that the Stein Roe Income Fund and the Acorn Fund each included the Prohibition representation in their prospectuses, Signalert made eight round trips in the Stein Roe Income Fund, all in the month of November 2001, and at least 15 round trips in the Acorn Fund during the period from March 2001 through February 2003. In addition, notwithstanding the fact that the two Galaxy funds generally limited investors to three exchanges per year, Signalert made approximately 23 round trips in the Galaxy Equity Value Fund and more than 25 round trips in the Galaxy Growth & Income Fund in a period of less than a year, from February 2001 through January 2002.

H.	Waldbaum Arrangement and Trading

35. During late 2002, Columbia Distributor entered into a “sticky-asset” arrangement with American Express, which was acting on behalf of investor Alan Waldbaum (“Waldbaum”). Under the arrangement, his account was allowed to make 10 round trips per year in the Columbia Tax Exempt Fund (“Tax Exempt Fund”), a municipal bond fund, if he moved less than $5 million each time and always kept $2 million in the fund. The arrangement was approved by the portfolio manager for the Tax Exempt Fund.

36. At the time, the prospectus for the Tax Exempt Fund included Columbia Advisors’ Prohibition representation. Notwithstanding this representation, Waldbaum made 10 round trips in the Tax Exempt fund from November 2002 through October 2003.

I.	Tandem Arrangement and Trading

37. By early 2000, Tandem Financial (“Tandem”), an investment adviser, entered into an arrangement with Columbia Distributor, which was approved by its Senior Vice President. The arrangement permitted Tandem to make an unlimited number of trades in one or more of the Columbia Funds. Overall, pursuant to this arrangement, during the period from February 2000 through September 2003, Tandem made more than 100 round trips in the Tax Exempt Fund.

38. During 2000, Tandem made approximately eleven round trips in the Tax-Exempt Fund. Starting in April 2001, the prospectus for the Tax Exempt Fund prospectus included the Prohibition disclosure. Despite the disclosure, Tandem made 106 round trips during the period from April 2001 through September 2003.

Other Trading

39. From January 1998 to October 2003, the number of purchases matched with sales in accounts trading in the Columbia Funds totaled over 44,000 matches. During this period, thousands of non-omnibus accounts made two or more round trips in the Columbia Funds in amounts of $100,000 or more. Approximately 270 of these accounts each made over 21 round trips. In the non-omnibus accounts, there were altogether over 22,300 round trips during the period and the omnibus accounts also made numerous round trips.

Respondents Failed to Disclose the Frequent or

Excessive Trading Arrangements

40. Several Columbia Advisors portfolio managers (including those for the Growth Stock Fund, the Newport Tiger Fund, the High Yield Fund, the Young Investor Fund, and the Tax Exempt Fund, one of whom was also the Chief Investment Officer for International Equities), knew of and acquiesced in one or more of the arrangements described above, allowing excessive or short-term trading of their own funds, even though these arrangements were often contrary to the express representations in the funds’ prospectuses. In addition, the senior executive at a predecessor to Columbia Advisors responsible for the predecessor’s advisory activity during the period from 1998 through late 2001 was aware of at least one of these arrangements.

41. Respondents never disclosed to investors or to the independent trustees of the Columbia Funds the arrangements described above or the trading in the funds that took place pursuant to the arrangements.

Respondents Knew That Short-Term or Excessive Trading

Harmed or Created a Risk of Harm to the Funds

42. Some of the Columbia Funds’ portfolio managers and a number of Columbia Distributor senior executives and senior executives responsible for Columbia Advisors’ advisory activity during the period from 1998 to 2003, knew that short-term or excessive trading caused potential or actual harm and disruption to the Columbia Funds. For example:

(a) By the beginning of 2000, a Senior Vice President of Columbia Distributor expressed concern about the potentially harmful effect that Calugar’s frequent trading was having on the relevant Columbia Funds.

(b) In the spring of 2000, shortly after the peak of Calugar’s trading in the Stein Roe International Fund, the fund’s liaison with Columbia Distributor sent an e-mail to the head of Columbia Advisors and Co-President of Columbia Distributor with a chart that he summarized as showing: “for the last 6 weeks . . . $142,018,026 has gone into the Fund and $134,935,372 has gone out. . . ..These figures exceed the total size of the Fund!” He continued, “My goal here is to increase awareness of the magnitude of this problem and to get everyone involved working on a solution on a timely basis.”

(c) In October 2000, in an e-mail discussing Ilytat, the portfolio manager for the Newport Tiger Fund complained about market timers to the head of Columbia Advisors and the Co-President of Columbia Distributor, stating : “Their active trading has increased and it has become unbearable. There will be long term damage to the fund.” He further noted, “Let’s understand that they [timers] really are not investors. They take advantage of the fund’s delayed pricing mechanism which almost guarantees a risk free return . . . I hope wholesalers understand that by accepting a flipper’s [i.e., a short-term trader’s] investment they do damage to the fund’s performance, tax status, and the other shareholders (their clients).”

(d) In March 2001, in another e-mail sent to the head of Columbia Advisors and to the Co-President of Columbia Distributor, the Tiger Fund portfolio manager stated that “Newport. . .and the fund’s long-term shareholders are all negatively impacted by flippers.” He suggested that action be taken. The portfolio manager spoke directly with the head of Columbia Advisors and the Co-President of Columbia Distributor about market timing issues, including his concerns about the negative impact on his funds that frequent movements of large amounts of cash in and out of the fund could have, making it difficult to manage the funds.

(e) In September 2002, the Funds’ transfer agent reported to a Managing Director of Columbia Distributor that, “Despite the tools currently available to us, timers continue to disrupt fund performance and management as well as exaggerate sales figures.”

43. In November 2002, the boards of trustees of funds managed by Wanger Asset Management, L.P., a subsidiary of Columbia Management Group, approved the implementation of a 2% redemption fee in connection with its international funds. In December 2002, the board of trustees of funds managed by Columbia Advisors approved the implementation of a 2% redemption fee in connection with its international funds. The redemption fees were designed to curb frequent trading activities in the funds.

44. On January 31, 2003 a senior executive of Columbia Advisors sent an e-mail to the executive who headed the entity responsible for monitoring fund trading, stating: “I found out a week ago, in casual conversation . . . that severer[sic] Fleet employees who use the international funds in our own 401k arb the fund. FYI.” He advised one Fleet employee to cease such trading. The executive who received this information was also a director of Columbia Distributor, an officer of Columbia Advisors and a trustee of several Columbia Funds. Neither the executive nor any other individual at Columbia Advisors, Columbia Distributor, or their affiliates took any action to investigate or halt such trading in shares held in the 401(k) plan. In February 2003, Columbia international funds began imposing a 2% redemption fee. After February, 2003, Liberty International Equity Fund was no longer in the Fleet 401(k) plan.

45. Notwithstanding the concerns raised about the impact this excessive or short-term trading was having on the relevant Columbia Funds, Columbia Advisors and Columbia Distributor continued to allow, and/or failed to prevent, such trading.

Columbia Distributor Interfered With Efforts

to Halt Short-Term or Excessive Trading

46. Columbia Distributor recognized its obligation to act consistently with fund disclosure prohibiting short-term or excessive trading, and professed to want to prevent short-term or excessive traders from investing in the Columbia Funds. In fact, however, in connection with the arrangements referenced above, on multiple occasions, Columbia Distributor executives and employees blocked efforts to halt their clients’ trading activity. For example:

(a) In 2000, a Columbia Distributor sales executive halted efforts to stop Giacalone from making almost daily round trips in the Newport Tiger Fund. Although the Giacalone accounts were subsequently shut down, Columbia Distributor’s interference delayed the process and allowed a substantial number of additional trades to be made.

(b) In March 2001, a Senior Vice President of Columbia Distributor intervened when a portfolio assistant to the Acorn International Fund attempted to stop Ilytat from violating the fund’s short-term trading policy. The Columbia Distributor executive caused a manager to telephone the portfolio assistant and tell her that it was “inappropriate” for her to take any direct steps to halt Ilytat’s trading.

(c) By the end of March 2001, with the acquiescence of a Senior Vice President of Columbia Distributor, Ilytat had been placed on a list of “Authorized Accounts for Frequent Trading,” a list of accounts maintained by the transfer agent for the Columbia Funds against which no action was to be taken, however frequent their trading.

(d) In December 2001, a Senior Vice President of Columbia Distributor intervened when the portfolio manager for Acorn International Fund complained about Ilytat’s market timing adversely impacting her fund and tried to halt it. After he spoke to the fund’s management, they agreed that Ilytat would be allowed to unwind its position by trading one-third of its current balance three to four times per year.

(e) In 2002, Columbia Distributor’s Managing Director for National Accounts personally intervened to reverse stops placed on Ilytat’s trading by market timing surveillance personnel. Ilytat continued trading for almost three more months thereafter.

(f) In January 2003, a Columbia Distributor sales manager insisted that no restrictions be placed on trading by Waldbaum because of the trading arrangement with him.

(g) In early 2003, a sales manager at Columbia Distributor intervened when the Funds’ transfer agent sought to block Tandem from placing any more trades in shares of the Tax-Exempt Fund. She wrote to the transfer agent’s market surveillance manager, “Tandem Fin’l . . . are[sic] an advisor that we have a very close relationship with. We definitely do not want to restrict them,” and further stated that “there are certain relationships like Tandem that are allowed to time based on prior discussions.” As a result of this intervention, Tandem was allowed to continue trading in the Tax Exempt Fund through October 2003.

(h) In March 2003, a Columbia Distributor executive intervened to allow Signalert to trade in the Columbia High Yield fund, despite a previous bar for excessive trading.

Columbia Advisors and Columbia Distributor Benefited

From Short-Term or Excessive Trading

47. Both Columbia Advisors and Columbia Distributor benefited directly from the short-term trading arrangements. Because Columbia Advisors received advisory fees based on the total assets under management in the funds for which it acted as adviser, it served Columbia Advisors’ financial interest to obtain the largest possible investment in a fund. Indeed, in an e-mail in 2000, a Managing Director of Columbia Distributor set forth certain guidelines for entering short-term trading arrangements requiring, inter alia, that the investor place non-trading assets in Columbia Funds, to ensure “a constant management fee income.”

48. Columbia Distributor earned revenue and its executives were compensated in whole or in part based on the total amount of assets they caused to be invested in the funds. As a result, it was also in Columbia Distributor’s financial interest to do what was necessary to persuade short-term traders to place money in the funds.

Columbia Advisors and Columbia Distributor Provided

Material Non-Public Portfolio Information to Traders

49. Columbia generally maintained as confidential information concerning the specific securities owned by Columbia funds, and their weighted value. Except at semi-annual intervals, Columbia did not disclose this information to the public. In a February 2002 e-mail, sent to an individual identified by Fleet as an employee of its Denver call center, a member of Columbia’s compliance department stated that “it is our policy not to provide information on fund holdings to individual shareholders or potential investors unless it is information that we have already made public.” However, Columbia Advisors through portfolio managers and

Columbia Distributor, with the approval of senior managers, provided material non-public portfolio holdings information to various entities. One of the entities that received non-public portfolio holdings information was Ilytat. From at least August 2000 through at least July 2002, it received such non-public portfolio holdings information for at least eight funds. Knowledge of Columbia’s portfolio holdings would enable Ilytat or others to engage in hedge transactions involving a fund and the underlying securities it held. In response to a written inquiry from the Commission’s Office of Compliance Inspection and Examinations in September 2003, a senior executive of Columbia Advisors represented in writing that “We have not yet identified any deviations from policies as applied to the transmission of non-public information with respect to a Fund’s portfolio holdings.” In January 2004, Columbia Advisors informed the Commission staff that Columbia Advisors and Columbia Distributor had transmitted non-public fund portfolio holdings information. Between January and July 2004, Columbia Advisors and Columbia Distributor supplemented that response with additional information about transmittals of non-public portfolio holdings information of certain funds to Ilytat and others.

50. Senior executives of Columbia Advisors and Columbia Distributor were aware that these entities did not have a consistent policy or practice with respect to disclosure of fund portfolio holdings and related information. In late 2001, Columbia’s legal department expressed concern about the practice of portfolio holdings disclosure. Columbia Distributor managers continued to provide such information, but agreed to follow the legal department’s recommendation to provide the following language if such information was disclosed: “By accepting this information, you acknowledge that it is provided to you on a confidential basis and is not to be distributed to any shareholder of the funds or to any person other than the recipient and is not to be used for any purpose other than the purpose you have expressly discussed with us.” However, on multiple occasions after that agreement, non-public portfolio holdings information was provided without such language.

51. The foregoing acts and practices of Respondents violated the Martin Act, Article 23-A of the General Business Law.

52. The foregoing acts and practices of Respondents violated § 349 of the General Business Law.

53. The foregoing acts and practices of Respondents violated § 63(12) of the Executive Law.

AGREEMENT

IT NOW APPEARING THAT Respondents desire to settle and resolve the Investigation without admitting or denying the Attorney General’s Findings, which Findings are not binding on any other person or entity in this or any other proceeding, the Attorney General and Respondents hereby enter into this Assurance of Discontinuance, pursuant to Executive Law § 63(15), and agree as follows:

I.	Affirmative Relief

A.	Disgorgement and/or Restitution and Civil Penalty

1. Respondents shall pay, joint and severally, $70,000,000 in disgorgement and/or restitution plus a civil money penalty in the amount of $70,000,000 for a total payment of $140,000,000, exclusive of the value of the management fee reductions provided for in Section I.C. below. The $140,000,000 payment shall be remitted to and administered by the SEC in accordance with an Order, dated February 2005 issued by the SEC against Respondents (the “SEC Order”). Amounts ordered to be paid as civil money penalties pursuant to this Assurance of Discontinuance (i.e., paid pursuant to the terms of the SEC Order) shall be treated as penalties paid to the government for all purposes, including tax purposes.

2. Respondents agree that they shall not seek or accept, directly or indirectly, reimbursement or indemnification, including, but not limited to, payment made pursuant to any insurance policy, with regard to any or all of the amounts payable pursuant to this Assurance of Discontinuance, provided that nothing in this Assurance of Discontinuance (including without limitation paragraph 3 of Section II.A) shall: (a) prevent Respondents from bringing claims (including claims for indemnity and/or contribution) against persons or entities for injuries sustained by, or for amounts paid in disgorgement by, Respondents as a result of such persons’

or entities’ engagement or involvement in, agreement to permit or failure to prevent market timing; or (b) limit or impair the rights of persons other than Respondents under any applicable insurance policy.

3. Except as specified in Section I.E., no payments made or costs incurred by Respondents pursuant to or in connection with this Assurance of Discontinuance shall be borne directly or indirectly by any of the Columbia Funds or the shareholders thereof. Respondents agree and undertake that they and their affiliates shall not directly or indirectly assess any fee or charge to any of the Columbia Funds or the shareholders thereof to defray, recoup or reimburse any such payments or costs, including, but not limited to, the reduction in management fees provided for in Section I.C. below. Within 45 days after the end of Respondents’ fiscal years 2004 through 2009, the president or chief executive officer of Columbia Advisors and Columbia Distributor shall certify in writing to the New York State Attorney General that Columbia Advisors and Columbia Distributor, respectively have complied in all material respects with the provisions of this paragraph.

B.	General Relief

1. Respondents admit the jurisdiction of the Attorney General in connection with the subject matter of this Investigation. Respondents will cease and desist from engaging in any acts in violation of the Martin Act, General Business Law § 349 and/or Executive Law § 63(12) and will comply with the Martin Act, General Business Law § 349 and Executive Law § 63(12).

2. Evidence of a violation of this Assurance of Discontinuance by Respondents shall constitute prima facie proof of violation of the Martin Act, General Business Law § 349 and Executive Law § 63(12) in any civil action or proceeding hereafter commenced by the Attorney General.

C.	Reduction of Management Fee Rates For Five Years

1. Columbia Advisors and Columbia Distributor agree that by December 1, 2004, Columbia Advisors, Columbia Distributor, and their Successors (as hereinafter provided for in Section II.D.8.) shall establish (or cause to be established in the case of the W-A Funds) reduced Columbia Net Management Fee Rates for certain of the Columbia Funds identified on Schedule A (or any mutual fund into which any of such Columbia Fund is merged or its assets transferred). “Columbia Net Management Fee Rates” means the percentage fee rates specified in the relevant agreements between Columbia Advisors, CWAM, and its affiliates and the Columbia Funds, less waivers and reimbursements by Columbia Advisors, CWAM, and its affiliates, in effect as of March 15, 2004, which rates are set forth on Schedule A attached to this Assurance of Discontinuance and on Schedule A of the Assurance of Discontinuance entered into by Banc of America Capital Management, LLC (“BACAP”), BACAP Distributors, LLC, (“BACAP Distributors”) and Banc of America Securities, LLC (“BAS”) (the “BACAP Assurance of Discontinuance”) simultaneously with this Assurance of Discontinuance. The reduced Columbia Net Management Fee Rates when combined with the reduced BACAP Net Management Fee Rates in certain of the BACAP Funds as provided for in the BACAP Assurance of Discontinuance, shall result in a total reduction of $32 million a year in fees paid by the Columbia Funds and the Nations Funds, based on assets under management in the Columbia Funds and the Nations Funds as of March 15, 2004 (the “Net Management Fee Reduction”) for a projected total reduction over five years of $160 million from that which would have been paid by the Columbia Funds and the Nations Funds based on the Columbia Net Management Fee Rates and the BACAP Net Management Fee Rates and assets under management as of March 15, 2004. Columbia Advisors and Columbia Distributor further agree that the reduced Columbia Net Management Fee Rates established pursuant to this agreement shall not be increased through November 30, 2009. The terms “Nations Funds” and “BACAP Net Management Fee Rates” shall have the same meaning as provided for in the BACAP Assurance of Discontinuance.

2. If prior to December 1, 2009 the reduced BACAP Net Management Fee Rates, provided for in paragraph I.C.1, are increased, then Columbia Advisors, Columbia Distributor, and their Successors shall make further reductions in the Columbia Net Management

Fee Rates so as to result in the total yearly Net Management Fee Reduction from the reduced Columbia Advisors and CWAM Net Management Fee Rates and the reduced BACAP Management Fee Rates provided for in paragraph I.C.1.

3. Columbia Advisors and Columbia Distributor represent and warrant that Schedule A, attached hereto, accurately and completely states: (a) assets under management for the Columbia Funds and Nations Funds as of March 15, 2004; (b) the Net Management Fee Rates for the Columbia Funds and Nations Funds as of March 15, 2004; and (c) the reduced Columbia Net Management Fee Rates, the reduced BACAP Net Management Fee Rates and the resulting Net Management Fee Reduction of $32 million as provided in paragraph I.C.1 above.

D.	Corporate Governance of Mutual Funds

1. On or after February 1, 2005, Columbia Advisors shall not directly or indirectly manage or provide investment advisory services to any Columbia Fund (as defined below) that has not agreed to and implemented the provisions of Section I (Affirmative Relief) of this Assurance of Discontinuance insofar as they concern acts by the Columbia Fund. In the event that any Columbia Fund to which Columbia Advisors provides direct or indirect management or investment advisory services ceases to continue to act in accordance with such provisions, Columbia Advisors shall promptly terminate its management of, and/or provision of advisory services to, such Columbia Fund. Any such termination will be made in accordance with the terms of Columbia Advisors investment advisory agreement with such Columbia Fund (insofar as such investment advisory agreement terms are not inconsistent with this Assurance of Discontinuance), in accordance with the provisions of the Investment Company Act of 1940 (15 U.S.C. 80a-1, et seq.) and the Investment Advisers Act of 1940 (15 U.S.C. 80b-1, et seq.)(collectively, the “ ‘40 Acts”), and within 180 days, unless this period is extended by agreement of the parties to this Assurance of Discontinuance. For purposes of this Subsection D, Columbia Fund includes any mutual fund into which any of the Columbia Funds is merged or its assets are transferred or any reorganized mutual fund into which the assets of any of the Columbia Funds are transferred.

Chairman of the Board

2. Columbia Advisors may manage or advise a Columbia Fund only if the Chairman of the Board of Trustees of such Columbia Fund is in all respects independent of Respondents, their respective affiliates and BA (as defined below) and has had no prior relationship (other than a purely social acquaintance): (a) at any time, with Respondents, their respective present or former affiliates (excluding any relationship with a present or former affiliate, other than BA (as defined below), that was not an affiliate of Respondents at the time of such relationship), directors, officers, employees or agents acting in their capacity as such agents, with such mutual fund or with BCP (as defined below) or a mutual fund advised and/or managed by BCP (other than to have been a mutual fund trustee or director or owner of shares of a Columbia Fund or Nations Fund mutual fund or closed-end fund on customary terms); or (b) during the prior ten years with BA (as defined below) (hereinafter referred to as an “Impermissible Relationship”), provided however, that in the event of the death, resignation or removal by the Columbia Funds’ Board of Trustees of such Chairman, Columbia Advisors may continue to manage or advise such Columbia Funds provided that the Columbia Funds’ Board of Trustees, as soon as practicable and in no case later than 120 days after such death, resignation, or removal, appoints as a replacement a Chairman who satisfies the requirements for a Chairman as set forth in this paragraph 2 of Section I.D (including without limitation, having no Impermissible Relationship), and provided further that until such appointment, the Chairman of the Columbia Funds’ Board of Trustees shall be a trustee who is an “Independent Member” as defined in paragraph 4 of this Section I.D. An Impermissible Relationship includes, but is not limited to, any of the following types of relationships: (i) substantial commercial, banking, or financial relationship; (ii) any legal, accounting, consulting, advisory, familial, charitable, employee, director, trustee or officer relationship; provided, however, a charitable relationship shall not be deemed an Impermissible Relationship if the charitable relationship is disclosed to the Board of Trustees. During the period when acting as Chairman and for two years thereafter, the Chairman and any firm with which he or she is affiliated shall have no such Impermissible

Relationship, provided that nothing in this sentence shall prevent any firm with which such Chairman becomes affiliated in the two years after acting as Chairman from continuing a pre- existing commercial, banking or financial relationship with Respondents and their respective affiliates but only if such Chairman did not have any direct or indirect participation with such pre-existing relationship. An interested person of Respondents or of a Columbia Fund shall not be deemed “independent.” For purposes of this Assurance of Discontinuance, “interested person” has the same meaning as defined in the Investment Company Act of 1940 (“Investment Company Act”); “familial” means all individuals within three degrees of consanguinity or affinity; “BA” as used in this paragraph I.D.2 and paragraph I.D.4 below, means Bank of America Corporation, its present or former affiliates (excluding BCP (as defined below)), directors, officers, employees or agents acting in their capacity as such agents; and “BCP” as used in this paragraph I.D.2 and paragraph I.D.4 below, means BACAP, BACAP Distributors, or BAS, their respective present or former affiliates which had or have any commercial, banking, or financial relationship with any Nations Fund, and their respective present or former, directors, officers, employees or agents acting in their capacity as such agents.

3. In the event that Columbia Advisors desires input from the Attorney General as to whether a proposed Chairman of the Board of Trustees (or Senior Officer or Independent Fee Consultant, as defined below) has a relationship that is an Impermissible Relationship, Columbia Advisors may make full disclosure of the facts and circumstances and seek the prior guidance of the Attorney General; provided, however, that nothing contained herein shall be construed to excuse a breach of the Assurance of Discontinuance where a Chairman, Senior Officer or Independent Fee Consultant has already assumed office before the input of the Attorney General was sought by Columbia Advisors.

Trustees

4. Columbia Advisors may manage or advise a Columbia Fund only if at least seventy-five percent of the members of a Columbia Fund’s Board of Trustees: (a) are not interested persons, as defined by the Investment Company Act, of Respondents or any of their affiliates or BA; and (b) at any point during the preceding 10 years, have not been directors, officers or employees of: (i) BCP; or (ii) Respondents (“Independent Members”). In the event that a Columbia Fund’s Board of Trustees fails to meet this requirement at any time due to the death, resignation, retirement or removal of any Independent Member, Columbia Advisors shall terminate its management of, and provision of advisory services to such Columbia Fund unless the Independent Members bring the Columbia Fund’s Board of Trustees into compliance within a reasonable period of time as provided under the provisions of the ‘40 Acts, not to exceed 120 days (or 180 days if a shareholder vote is necessary), unless extended by written agreement of the parties to this Assurance of Discontinuance.

Senior Officer

5. Within 80 days of the parties’ execution of this Assurance of Discontinuance, Columbia Advisors shall recommend in writing to the Board of Trustees of each Columbia Fund that the Columbia fund either:

(a) appoint a full-time senior officer (“Senior Officer”) with the title of at least Senior Vice President who shall have no Impermissible Relationship (as defined above) during the period he or she is acting as Senior Officer and for two years thereafter; provided, however, that a Columbia Fund’s Senior Officer may be technically employed and paid by Columbia Advisors, or an affiliate and be the same person the Columbia Fund and/or a Nations Fund designates as the Chief Compliance Officer of the Columbia Fund and/or a Nations Fund pursuant to Rule 38a-1(a)(4) under the Investment Company Act, 17 C.F.R. 270.38a-1(a)(4), so long as such person is not also employed by Columbia Advisors or its affiliates pursuant to Rule 206(4)-7 of the Investment Advisors Act, 17 C.F.R. 275.206(4)-7, or has any duties or responsibilities other than as Chief Compliance Officer of the Columbia Fund and/or a Nations Fund pursuant to Rule 38a-1(a)(4) and Senior Officer of the Fund pursuant to this Assurance of Discontinuance. The Senior Officer may serve as Senior Officer to more than one Columbia Fund and/or Nations Fund; or

(b) engage an independent compliance consultant (the “Independent Compliance Consultant”) who shall have no Impermissible Relationship during the period he or she is acting as Independent Compliance Consultant and who has the duties and responsibilities set forth in Paragraph I.D.8, below. The Independent Compliance Consultant shall be a named individual who is either self-employed or a principal, partner, member or officer of an entity. The Independent Compliance Consultant may not be employed by Columbia Advisors pursuant to Rule 206(4)-7 of the Investment Advisors Act, 17 C.F.R. 275.206(4)-7, but the Independent Compliance Consultant may be the same person who serves as the Independent Compliance Consultant pursuant to Paragraph 65 of the SEC Order, so long as the Independent Compliance Consultant has no duties or responsibilities to Respondents, Respondents’ affiliates, or any of the officers, directors, or agents of the foregoing. For a period of two years following the conclusion of the Independent Compliance Consultant’s services as such, Respondents and their affiliates shall not enter into any substantial commercial, banking, or financial relationship or any attorney-client accounting, consulting, or advisory relationship with the Independent Compliance Consultant or with any firm with which the Independent Compliance Consultant was affiliated while the Independent Compliance Consultant.

6. Columbia Advisors may manage or advise a Columbia Fund only if the Senior Officer and/or Independent Compliance Consultant of the Columbia Fund acknowledges that he or she owes a fiduciary duty to the Columbia Fund and the shareholders of the Columbia Fund, and only if, he or she reports directly to the Columbia Fund’s Board of Trustees and such reporting is as often as may be appropriate, but no less than quarterly.

7. Columbia Advisors may manage or advise a Columbia Fund only if, subject to approval by the Independent Members of the Columbia Fund’s Board of Trustees, the Senior Officer, the Independent Compliance Consultant, and/or the Independent Fee Consultant have the authority to retain or consult consultants, experts or staff as may be reasonably necessary to assist the Senior Officer, the Independent Compliance Consultant, and/or the Independent Fee Consultant in the performance of his or her duties. The Senior Officer, the Independent

Compliance Consultant, and the Independent Fee Consultant and such consultants, experts or staff shall be compensated at their reasonable and customary rates as determined by the Independent Members of the Columbia Funds. The Senior Officer, the Independent Compliance Consultant, and the Independent Fee Consultant may be terminated only with the approval of a majority of the Independent Members of the Columbia Fund’s Board of Trustees.

8. Columbia Advisors may manage or advise a Columbia Fund only if the duties and responsibilities of the Columbia Fund’s Senior Officer or Independent Compliance Consultant include at least monitoring compliance by the Columbia Fund and its investment advisor(s) (insofar as the advisors act in connection with the Columbia Fund), with: (i) applicable federal and state securities laws; (ii) applicable state laws respecting potential or actual conflicts of interests; (iii) their respective fiduciary duties; and (iv) applicable codes of ethics and/or compliance manuals.

9. Columbia Advisors may manage or advise a Columbia Fund only if the Independent Members of the Columbia Fund’s Board of Trustees assign to the Senior Officer the following duties and responsibilities, or retain an independent fee consultant (the “Independent Fee Consultant”) who shall acknowledge that he or she owes a fiduciary duty to the Board of Trustees of the Columbia Fund and to the shareholders of the Columbia Fund and whose duties and responsibilities include managing the process by which proposed management fees (including, but not limited to, advisory fees) to be charged the Columbia Fund are negotiated so that they are negotiated in a manner which is at arms’ length and reasonable and consistent with this Assurance of Discontinuance. Proposed management fees include, but are not limited to, renewal of existing management fee agreements or continuation of such existing fee agreements for an additional year or other period after approval by the Board of Trustees of the Columbia Fund. The Independent Fee Consultant shall be a named individual who is either self-employed or a principal, partner, member or officer of an entity. The Independent Fee Consultant shall have no duties or responsibilities to Respondents, Respondent’s affiliates, or any of the officers, directors or agents of the foregoing and shall have no Impermissible Relationship

(except that the Independent Fee Consultant may have previously served as an Independent Fee Consultant to the Columbia Fund) during the period he or she is acting as Independent Fee Consultant. For a period of two years following conclusion of the Independent Fee Consultant’s services as such, Respondents and their affiliates shall not enter into any substantial commercial, banking, or financial relationship or any attorney-client, accounting, consulting, or advisory relationship with the Independent Fee Consultant or with any firm with which the Independent Fee Consultant was affiliated while Independent Fee Consultant.

10. Columbia Advisors may manage or advise a Columbia Fund only if the reasonableness of the proposed management fees is determined by the Board of Trustees of the Columbia Fund using either:

(a) an annual competitive bidding process, supervised by the Senior Officer or the Independent Fee Consultant, that includes at least three sealed bids with proposed management fees; or

(b) an annual independent written evaluation prepared by or under the direction of the Senior Officer or the Independent Fee Consultant that considers at least the following: (i) management fees (including any components thereof) charged to institutional and other clients of Columbia Advisors for like services; (ii) management fees (including any components thereof) charged by other mutual fund companies for like services; (iii) costs to Columbia Advisors and its affiliates of supplying services pursuant to the management fee agreements, excluding any intra-corporate profit; (iv) profit margins of Columbia Advisors, and its affiliates from supplying such services; (v) possible economies of scale as the Columbia Fund grows larger; and (vi) the nature and quality of Columbia Advisors’ services, including the Columbia Fund’s performance.

11. Columbia Advisors may manage or advise a Columbia Fund only if the Columbia Fund’s Senior Officer or Independent Fee Consultant keeps the Columbia Fund’s Board of Trustees fully and promptly informed of the bidding process or the fee evaluation process, as the case may be.

12. Columbia Advisors may manage or advise a Columbia Fund only if it cooperates fully and promptly with the Columbia Fund’s Senior Officer, Independent Compliance Consultant, and/or Independent Fee Consultant and provides any information (including preparation of summaries or other compilations of data) and documents in the possession, custody or control of Columbia Advisors that the Senior Officer, Independent Compliance Consultant, and/or Independent Fee Consultant requests and that relate to or concern any of the matters referenced in this Section I.D. Columbia Advisors shall promptly provide the Senior Officer, Independent Compliance Consultant, and/or the Independent Fee Consultant with access to any director, officer or employee of Columbia Advisors, and use its best efforts to cause such persons to answer any and all inquiries put to them by the Senior Officer, Independent Compliance Consultant, or the Independent Fee Consultant that relate to or concern any such matters.

13. Columbia Advisors may manage or advise a Columbia Fund after May 13, 2005, only if the Columbia Fund has hired and continues to employ or retain the Columbia Fund’s Senior Officer, Independent Compliance Consultant, and/or Independent Fee Consultant so that all the duties and responsibilities described in paragraphs 5-12 of section I.D. are assigned to such Senior Officer, Independent Compliance Consultant, and/or Independent Fee Consultant. In the event of the death, resignation or removal by the Columbia Funds’ Board of Trustees of the Senior Officer, Independent Compliance Consultant, or Independent Fee Consultant, Columbia Advisors may continue to manage or advise such Columbia Funds provided that the Columbia Funds’ Board of Trustees, as soon as practicable and in no case later than 120 days after such death, resignation, or removal, appoints as a replacement a Senior Officer, Independent Compliance Consultant, or Independent Fee Consultant (as the case may be) who satisfies the requirements for a Senior Officer, Independent Compliance Consultant, or Independent Fee Consultant as set forth in Paragraphs 5 through 9 of Section I.D (including without limitation, having no Impermissible Relationship). By May 13, 2005, Columbia Advisors shall provide a written schedule to the Attorney General that identifies the name of the

Columbia Fund’s Senior Officer, Independent Fee Consultant, and/or the Independent Compliance Consultant as applicable and describes his or her background and compensation. Columbia Advisors shall keep the information on the schedule current and provide an updated schedule to the New York State Attorney General within 10 days of any change in such information.

14. Within 15 days after the Board of Trustees of a Columbia Fund has completed its review of the written fee evaluation provided for in Paragraph I.D.10 and approved a new advisory agreement or continuation of a presently existing advisory agreement, Columbia Advisors shall publicly disclose a summary of such evaluation and any opinions or conclusions arising from or included in the evaluation (hereinafter referred to as the “Fee Summary”). The Fee Summary shall discuss the factors referenced in Section I.D.10. and sufficient specifics so that an investor in the Columbia Fund can evaluate the reasonableness of the fees; provided, however, that the Fee Summary shall not be required to include or reveal confidential, competitively sensitive data, such as (but not limited to) institutional fee rates, internal costs and profit margins. Public disclosure shall include, at least: (a) continuous, prominent posting (in downloadable format) on the Columbia Fund’s website of Fee Summaries of at least the two most recent fee evaluations as part of the Columbia Fund description; (b) delivery or incorporation of the Fee Summary of the most recent fee evaluation with, or in, the annual and semi-annual reports furnished to shareholders; and (c) prominent notice, in any periodic account statements furnished by the Columbia Fund to individual direct investors, of the fact that the Fee Summaries are available as provided in (a) and (b) of this paragraph I.D.14.

15. With respect to any of the provisions of this Section I (Affirmative Relief) insofar as they concern acts by a Columbia Fund, if any of the Columbia Funds: (a) does not agree to such Affirmative Relief provisions; (b) does not implement such provisions; and/or (c) ceases to continue to act in accordance with such provisions (an “Event of Non-Compliance”), Columbia Advisors shall have 20 days therefrom to cure such Event of Non-Compliance, prior to implementation of any termination as provided in Paragraph I.D.1 above.

E.	Disclosure to Investors

1. Columbia Advisors shall bear the costs for developing procedures, to be implemented by June 30, 2005, whereby Columbia Advisors, in an easy to understand format, shall:

(a) include with each periodic account statement a Columbia Fund sends to investors: (i) the fees and costs, in actual dollars, on a fund-by-fund basis, charged to the investor-recipient of the statement based upon the investor’s most recent quarterly closing balance; and (ii) the fees and costs, in actual dollars, that would be charged a hypothetical investment of $10,000 held for the next 10 years and the impact of such fees and costs on fund returns for each year and cumulatively, assuming a 5% return for each year and continuation of the reduced Net Management Fee Rates provided in Section I.C. above for disclosures made during the period through November 30, 2009, and assuming for disclosures made after November 30, 2009, a 5% return for each year and the then current Columbia Advisors Net Management Fee Rates;

(b) maintain continuous, prominent posting on its website of: (i) a calculator that will enable an investor to calculate the fees and costs, in actual dollars, on a fund-by-fund basis, charged to each investor based upon the investor’s most recent quarterly closing balance; and (ii) the fees and costs, in actual dollars, that would be charged a hypothetical investment of $10,000 held for the next 10 years and the impact of such fees and costs on fund returns for each year and cumulatively, assuming a 5% return for each year and continuation of the reduced Net Management Fee Rates provided in Section I.C. above for disclosures made during the period through November 30, 2009, and assuming for disclosures made after November 30, 2009, a 5% return for each year and the then current Columbia Advisors Net Management Fee Rates; and

(c) unless a SEC written comment letter states to the contrary, disclose in the applicable prospectus or amendment thereto a summary showing the fees and costs, in actual dollars, that would be charged a hypothetical investment of $10,000 held for the next 10 years and the impact of such fees and costs on fund returns for each year and cumulatively, assuming a 5% return for each year and continuation of the reduced Net Management Fee Rates provided in section I.C. above for disclosures made during the period through November 30, 2009, and assuming for disclosures made after November 30, 2009, a 5% return for each year and the then current Columbia Advisors Net Management Fee Rates; provided however that, in the case of money market funds, Columbia Advisors shall make disclosures comparable to that required under Section I.E.1.(a) through (c).

2. Any disclosure requirement to investors in Section I.E.1. shall not be required if and to the extent that any such disclosure is expressly prohibited by rules promulgated and adopted by the SEC or the NASD.

II.	Other Provisions

A.	Scope Of This Assurance of Discontinuance

1. This Assurance of Discontinuance concludes the Investigation brought by the Attorney General and any action the Attorney General did or could commence against Respondents, any of its current corporate affiliates, or any of the Columbia Funds arising from or relating to the subject matter of the Investigation; provided however, that nothing contained in this Assurance of Discontinuance shall be construed to cover claims of any type by any other state agency or any claims that may be brought by the Attorney General to enforce Respondents’ obligations arising from or relating to the provisions contained in this Assurance of Discontinuance. This Assurance of Discontinuance shall not prejudice, waive or affect any claims, rights or remedies of the Attorney General with respect to any person or entity not a party hereto (except for Respondents, Respondents’ current corporate affiliates, and any of the

Columbia Funds as provided in the first sentence of this paragraph 1) all of which claims, rights and remedies are expressly reserved.

2. If Respondents do not make the payments as provided in Section I.A. of this Assurance of Discontinuance (i.e., pursuant to the SEC Order), or the Net Management Fee Reduction as provided in Section I.C. of this Assurance of Discontinuance, or Respondents commit a breach of any of their obligations under this Assurance of Discontinuance, the Attorney General may terminate this Assurance of Discontinuance, at his sole discretion, upon written notice to Respondents followed by Respondents’ failure to cure such breach within a reasonable time, and Respondents agree that any statute of limitations or other time related defenses applicable to the subject of the Investigation and any claims arising from or relating thereto are tolled from and after December 31, 2003. In the event of such termination, Respondents expressly agree and acknowledge that this Assurance of Discontinuance and the Stipulation of Discontinuance with prejudice referenced in ¶ 6 of § IIA hereof shall in no way bar or otherwise preclude the Attorney General from commencing, conducting or prosecuting any investigation, action or proceeding, however denominated, arising from or relating to the subject matter of the Investigation, against Respondents or from using in any way any statements, documents or other materials produced or provided by Respondents after commencement of the Investigation, including, without limitation, any statements, documents or other materials provided for purposes of settlement negotiations.

3. For any person or entity not a party hereto, this Assurance of Discontinuance does not prohibit, limit or create any rights, remedies or liabilities. It also does not limit or prohibit any defenses of Respondents, their current or former affiliates or their respective heirs, successors, executors, administrators, and assigns to claims asserted by a person or entity not a party hereto.

4. This Assurance of Discontinuance is not intended by the Attorney General to subject Respondents or any of its affiliates to any disqualifications under the laws of any state, the District of Columbia, Puerto Rico or territory (collectively “State”), including, without limitation, any disqualifications from relying upon the State registration exemptions or State safe harbor provisions.

5. The SEC Order, this Assurance of Discontinuance, and any order of any other State in a proceeding based upon the acts, practices, and procedures of Respondents which are the subject of the Investigation (collectively, the “Settlement Documents”) shall not disqualify Respondents or their affiliates from any business that they otherwise are qualified, licensed or permitted to perform under the applicable law of the State of New York and any disqualifications from relying upon this state’s registration exemptions or safe harbor provisions that arise from the Settlement Documents are hereby waived.

6. Within 30 days of the execution and delivery of this Assurance of Discontinuance, the parties will execute and file a Stipulation of Discontinuance with prejudice, in the form attached hereto as Exhibit A, in the action titled State of New York vs. Columbia Management Advisors, Inc. and Columbia Funds Distributor, Inc., Index No. 04/400499, Supreme Court of the State of New York, New York County. Nothing in such stipulation shall be read to limit or otherwise affect paragraph 2 of Section II A.

Cooperation

1. Respondents, their respective successors, assigns, current affiliates and/or purchasers of all or substantially all the assets of any of the foregoing (“CMC Entities”) agree to cooperate fully and promptly with the Attorney General with regard to any investigation, litigation or other proceeding initiated by the Attorney General or to which the Attorney General is a party, whether pending or subsequently initiated, relating to market timing or late trading. CMC Entities shall use their best efforts to ensure that all the current and former officers, directors, trustees, agents and employees of CMC Entities and/or the Columbia Funds also fully and promptly cooperate with the Attorney General.

2. Such cooperation shall include, without limitation:

(a) production, voluntarily and without service of a subpoena, of all documents or other tangible evidence requested by the Attorney General and any compilations or summaries of information or data that the Attorney General requests be prepared, with the exception of any information or documents with respect to which CMC Entities has a statutory or contractual obligation of confidentiality to persons or entities who are not parties to this Assurance of Discontinuance (“Confidential Information”) and information or documents protected by the attorney-client and/or work product privileges (“Privileged Information”);

(b) without the necessity of a subpoena, having the current officers, directors, and employees of CMC Entities attend any proceedings in New York State or elsewhere at which the presence of any such persons is requested by the Attorney General and having such current officers, directors, and employees answer any and all inquiries that may be put by the Attorney General to any of them at any proceedings or otherwise (“proceedings” include, but are not limited to, any meetings, interviews, depositions, hearings, trials or other proceedings), except to the extent to which such inquiries call for the disclosure of Confidential Information or Privileged Information;

(c) CMC Entities using their best efforts to cause former officers, directors, trustees, agents and employees of CMC Entities and the then-current trustees and agents of CMC Entities to attend any proceedings in New York State or elsewhere at which the presence of any such persons is requested by the Attorney General and to answer any and all inquiries that may be put by the Attorney General to any of them at any proceedings or otherwise, except to the extent to which such inquiries call for the disclosure of Confidential Information or Privileged Information;

(d) fully, fairly, and truthfully disclosing all information and producing all records and other evidence in their possession relevant to all inquiries made by the Attorney General, except to the extent to which such inquiries call for the disclosure of Confidential Information or Privileged Information;

(e) making outside counsel reasonably available to provide comprehensive presentations concerning any internal investigation relating to all matters in this Assurance of Discontinuance and to answer questions, except to the extent to which such presentations or questions call for the disclosure of Confidential Information or Privileged Information.

3. All communications relating to cooperation pursuant to this Assurance of Discontinuance may be made to CMC Entities’ attorneys as follows:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY10019

Attention: Stephen R. Diprima, Esq.

Tel: (212) 403-1382

Fax: (212) 403-2382

4. In the event CMC Entities fail to comply with this Section II.B. of the Assurance of Discontinuance and fails to cure such non-compliance within 20 days after written notice to either Columbia Advisors or Wachtell, Lipton, Rosen & Katz from the Attorney General, the Attorney General shall be entitled, in addition to any other remedies in the Assurance of Discontinuance or otherwise, to: (a) liquidated damages of $100,000 for each day that CMC Entities is in non-compliance; and (b) specific performance.

C.	No Indemnification

1. Except as otherwise required by applicable law, by written agreement existing on the date this Assurance of Discontinuance is executed, including but not limited to, then presently existing articles of incorporation and then presently existing by-laws of Respondents and/or their corporate affiliates, CMC Entities shall not make any payments of indemnification or allowances of expenses respecting “market timing” transactions to any person, including, without limitation, current or former directors, officers, employees or agents. However, any such payments by CMC Entities required by law, the foregoing articles of incorporation or by-laws, or prior written agreement shall be payable at the time and in the manner of CMC Entities choosing. In determining whether it is permitted to make any payments of indemnification or allowance of expenses under this paragraph, CMC Entities shall be entitled to rely on a written opinion from applicable state law counsel as to CMC Entities’ legal obligations for indemnification or allowance of expense under applicable law, the foregoing articles of incorporation or by-laws, or prior written agreement.

2. Nothing in this Assurance of Discontinuance shall prevent or limit CMC Entities from indemnifying the Columbia Funds or their successors in connection with any business combination, merger or otherwise.

D.	Miscellaneous Provisions

1. This Assurance of Discontinuance and any dispute related thereto shall be governed by the laws of the State of New York without regard to any conflicts of laws principles.

2. No failure or delay by the Attorney General in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative.

3. Respondents consent to the jurisdiction of the Attorney General in any proceeding or action to enforce this Assurance of Discontinuance.

4. Respondents enter into this Assurance of Discontinuance voluntarily and represent that no threats, offers, promises, or inducements of any kind have been made by the Attorney General or any member, officer, employee, agent or representative of the Attorney General to induce Respondents to enter into this Assurance of Discontinuance.

5. Respondents agree not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any finding in this Assurance of Discontinuance or creating the impression that this Assurance of Discontinuance is without factual basis. Nothing in this paragraph affects Respondents: (a) testimonial obligations; or (b) right to take legal or factual positions in any legal or administrative proceeding in which the Attorney General is not a party.

6. This Assurance of Discontinuance may be changed, amended or modified only by a writing signed by all parties hereto.

7. This Assurance of Discontinuance, together with the attached schedule, and attached exhibit constitutes the entire agreement between the Attorney General and Respondents and supersedes any prior communication, understanding or agreement, whether written or oral, concerning the subject matter of this Assurance of Discontinuance.

8. This Assurance of Discontinuance shall be binding upon Respondents, their respective successors, assigns, and/or purchasers of all or substantially all of the assets of any of the foregoing (“Successors”) for as long as any of them continues to provide investment advisory services to the Columbia Funds or any successors thereof (including any funds with which any of the Columbia Funds is merged) provided, however, that Respondents or any successor to Respondents may petition the Attorney General to obtain relief from such undertakings.

9. This Assurance of Discontinuance shall be effective and binding only when this Assurance of Discontinuance is signed by all parties. This Assurance of Discontinuance may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument.

WHEREFORE, the following signatures are affixed hereto on the dates set forth below.

Dated: February 8, 2005

Columbia Management Advisors, Inc.

By	/s/ Keith T. Banks
[Name]	Keith T. Banks
[Title]	President

Columbia Funds Distributor, Inc.

By	/s/ Donald Froude
[Name]	Donald Froude
[Title]	President

Dated: February 8, 2005

Reviewed by:

/s/ Theodore A. Levine
Theodore A. Levine, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY10019 Counsel for Columbia Management Advisors, Inc. and Columbia Funds Distributor, Inc.

Dated: February 9, 2005

ELIOT SPITZER, Attorney General of the State of New York

By:	/s/ John C. Henry
John C. Henry
Assistant Attorney General Investment Protection Bureau

FORM OF ACKNOWLEDGMENT

STATE OF )
:ss.
COUNTY OF )

On this      day of February, 2005, before me personally came                         , known to me, who, being duly sworn by me, did depose and say that he is                          of                             , the entity described in the foregoing Assurance of Discontinuance, is duly authorized by                              to execute the same, and that he signed his name in my presence by like authorization.

Notary Public

My commission expires:

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